UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: June 30, 2020
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
001-12609	PG&E Corporation	California	94-3234914
001-02348	Pacific Gas and Electric Company	California	94-0742640

77 BEALE STREET	77 BEALE STREET
P.O. BOX 770000	P.O. BOX 770000
SAN FRANCISCO, California 94177	SAN FRANCISCO, California 94177
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(415) 973-1000	(415) 973-7000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	PCG	The New York Stock Exchange
First preferred stock, cumulative, par value $25 per share, 5% series A redeemable	PCG-PE	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% redeemable	PCG-PD	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.80% redeemable	PCG-PG	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.50% redeemable	PCG-PH	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 4.36% series A redeemable	PCG-PI	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 6% nonredeemable	PCG-PA	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5.50% nonredeemable	PCG-PB	NYSE American LLC
First preferred stock, cumulative, par value $25 per share, 5% nonredeemable	PCG-PC	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	PG&E Corporation	☐
Emerging growth company	Pacific Gas and Electric Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

PG&E Corporation	☐
Pacific Gas and Electric Company	☐

Explanatory Note
As previously disclosed, on January 29, 2019, PG&E Corporation (the “Corporation”) and its subsidiary, Pacific Gas and Electric Company (the “Utility” and, together with the Corporation, the “Debtors”) filed voluntary petitions for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Code in the U.S. Bankruptcy Court for the Northern District of California (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases were jointly administered under the caption In re: PG&E Corporation and Pacific Gas and Electric Company, Case No.
 19-30088
(DM) (the “Chapter 11 Cases”). On June 19, 2020, the Debtors, certain funds and accounts managed or advised by Abrams Capital Management, L.P., and certain funds and accounts managed or advised by Knighthead Capital Management, LLC filed the Debtors’ and Shareholder Proponents’ Joint Chapter 11 Plan of Reorganization dated June 19, 2020 [Docket No. 8048] with the Bankruptcy Court (as may be further modified, amended, or supplemented from time to time and, together with all exhibits and schedules thereto, the “Plan”). On June 20, 2020, the Bankruptcy Court entered an order [Docket No. 8053] confirming the Plan (the “Confirmation Order”), which incorporates the Bankruptcy Court’s prior order approving the Plan funding transactions and documents [Docket No. 7909].
On July 1, 2020 (the “Effective Date”), the Debtors consummated their reorganization pursuant to the Plan. This Current Report on Form
8-K
contains summary descriptions of certain documents and agreements to which the Debtors became a party pursuant to the Plan in connection with the Debtors’ emergence from the Chapter 11 Cases, certain agreements that were terminated pursuant to the Plan, and certain other information related to the Debtors’ emergence from Chapter 11. The descriptions in this Current Report on Form
8-K
are qualified in their entirety by reference to the Confirmation Order, which is incorporated herein by reference to Exhibit 2.1 to the Debtors’ Current Report on Form
8-K
filed June 24, 2020, and to the other exhibits to this Current Report on Form
8-K.
All capitalized terms used but not defined herein have the meaning
s
as set forth in the Plan.
Item 1.01.	Entry into a Material Definitive Agreement.

Tax Benefits Payment Agreement with Fire Victim Trust
On the Effective Date, pursuant to the Plan, the Utility entered into a tax benefits payment agreement (the “Tax Benefits Payment Agreement”) with the Fire Victim Trust, pursuant to which the Utility agreed to pay to the Fire Victim Trust in cash an aggregate amount of $1.35 billion, comprising (i) up to $650 million of Tax Benefits for fiscal year 2020 to be paid on or before January 15, 2021 (the “First Payment Date”) and (ii) up to $700 million of Tax Benefits for fiscal year 2021 to be paid on or before January 15, 2022, plus the amount of any shortfall of the payments owed on the First Payment Date. In the event that Tax Benefits in fiscal year 2020 exceed $650 million, the Reorganized Utility will use such excess Tax Benefits to prepay the amount of Tax Benefits to be paid for fiscal year 2021. In the event that payments from the Tax Benefits Payment Agreement received on or before the First Payment Date are less than $650 million, the Reorganized Utility will deliver to the Fire Victim Trust a letter of credit in an amount equal to such shortfall, which letter of credit may be presented to the issuing bank for payment to the Fire Victim Trust on January 18, 2022 to the extent that any amounts remain owing to the Fire Victim Trust under the Tax Benefits Payment Agreement on that date. In the event there is a change of control as defined within the meaning of section 382 of the Internal Revenue Code after the Effective Date, all such payments described in (i) and (ii) will become automatically due and payable within fifteen days of such change in control (and the letter of credit, if issued, may be drawn); and in the event that the Reorganized Utility obtains financing that monetizes or is otherwise secured by any Tax Benefits, the Reorganized Utility will use the first $1.35 billion in proceeds of such financing to make all payments described in (i) and (ii) to the Fire Victim Trust on January 15, 2021. The Tax Benefits Payment Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Registration Rights Agreement with Fire Victim Trust
As previously disclosed in Item 8.01 of the Debtors’ Current Report on Form
8-K
filed on June 12, 2020, the Debtors and the Tort Claimants Committee agreed on a form of registration rights agreement to be entered into between the Corporation and the Fire Victim Trust on the Effective Date.
On the Effective Date, the Corporation and the Fire Victim Trust entered into the registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement:
•	the Corporation is required (i) to file a registration statement shortly following the Effective Date to effect the registration of the Fire Victim Trust Shares and (ii) to cause such registration statement to be declared effective within 20 days thereafter;

•	subject to customary suspension rights, the Corporation is required to use commercially reasonable best efforts to cause such registration statement to remain continuously effective under, and properly amended, supplemented and replaced as required by, the Securities Act of 1933, as amended (the “Securities Act”), until the date as of which there are no longer “registrable securities” (as defined in the Registration Rights Agreement) outstanding;

•	subject to certain limitations, the Fire Victim Trust has the right (i) to require the Corporation to assist the Fire Victim Trust with effecting periodic underwriting offerings of Fire Victim Trust Shares and (ii) to include Fire Victim Trust Shares in offerings of common stock by the Corporation (whether for the account of the Corporation or any other equity holder);

•	subject to certain requirements, the Fire Victim Trust will agree to a customary lock-up
not to exceed 90 days following offerings of common stock by the Corporation (whether for the account of the Corporation, the Fire Victim Trust or otherwise); and

•	subject to certain exceptions, the Fire Victim
T
rust agrees that all Common Stock held by the Fire Victim Trust in excess of 9.9% of the outstanding common stock of the Corporation as of any applicable record date for voting will, with respect to all matters subject to a vote of the shareholders other than matters directly related to the natural environment or safety, be cast in the same proportion as the votes of all other shareholders of the Corporation.

The Corporation is required to pay its fees and expenses incident to its registration obligations under the Registration Rights Agreement, including fees and expenses for one counsel for the Fire Victim Trust (subject to a cap) in connection with the initial registration and each assisted underwritten offering, but excluding any underwriting discounts or commissions or fees and expenses of the Fire Victim Trust. The Registration Rights Agreement also contains customary indemnification and contribution provisions. The Registration Rights Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.
New Utility Debt
On the Effective Date, pursuant to the Plan, the Utility issued $11.85294 billion of its first mortgage bonds in order to refinance certain of its pre-petition
senior unsecured debt, as described below.
The Utility issued $875 million aggregate principal amount of 3.45% first mortgage bonds due 2025 and $875 million aggregate principal amount of 3.75% first mortgage bonds due 2028 (together, the “New Short-Term Bonds”), in satisfaction of all claims arising out of the following series of the Utility’s pre-petition
senior notes (the “Short-Term Senior Notes”):
•	$400 million aggregate principal amount of 2.45% Senior Notes due 2022;

•	$300 million aggregate principal amount of 4.25% Senior Notes due 2021;

•	$250 million aggregate principal amount of 3.25% Senior Notes due 2021; and

•	$800 million aggregate principal amount of 3.50% Senior Notes due 2020.

The Utility issued $3.1 billion aggregate principal amount of 4.55% first mortgage bonds due 2030 and $3.1 billion aggregate principal amount of 4.95% first mortgage bonds due 2050 (together, the “New Long-Term Bonds”), in satisfaction of all claims arising out of the following series of the Utility’s pre-petition
senior notes (the “Long-Term Senior Notes”):
•	$500 million aggregate principal amount of 5.125% Senior Notes due 2043;

•	$800 million aggregate principal amount of 5.40% Senior Notes due 2040;

•	$550 million aggregate principal amount of 6.25% Senior Notes due 2039;

•	$950 million aggregate principal amount of 5.80% Senior Notes due 2037;

•	$3.0 billion aggregate principal amount of 6.05% Senior Notes due 2034; and

•	$400 million aggregate principal amount of 6.35% Senior Notes due 2038.

The Utility issued $1.95147 billion aggregate principal amount of 3.15% first mortgage bonds due 2026 and $1.95147 billion aggregate principal amount of 4.50% first mortgage bonds due 2040 (together, the “Funded Debt Exchange Bonds”), in satisfaction of all claims arising out of the following (the “Funded Debt”):
•
Borrowings plus interest, fees and other expenses arising under or in connection with the Second Amended and Restated Credit Agreement dated as of April 27, 2015, among the Utility, as borrower, the several lenders party thereto and Citibank N.A., as administrative agent;

•
Borrowings plus interest, fees and other expenses arising under or in connection with the Term Loan Agreement dated as of February 23, 2018, among the Utility, as borrower, The Bank of Tokyo-Mitsubishi UFJ, Ltd., as administrative agent and a lender, and U.S. Bank National Association, as a lender; and

•	Obligations pursuant to certain reimbursement agreements in respect of letters of credit provided by commercial banks in support of certain of the Utility’s pollution control bonds.

The New Short-Term Bonds, the New Long-Term Bonds and the Funded Debt Exchange Bonds (collectively, the “New Mortgage Bonds”) were issued under the Indenture of Mortgage, dated as of June 19, 2020 (the “Base Mortgage Indenture”), between the Utility and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Mortgage Trustee”), as previously amended and supplemented, and as amended and supplemented by the Second Supplemental Indenture, dated as of July 1, 2020 (the “Second Supplemental Indenture”), relating to the Senior Notes Collateral Bonds (as defined below), the Third Supplemental Indenture, dated as of July 1, 2020 (the “Third Supplemental Indenture”), relating to the New Short-Term Bonds and the New Long-Term Bonds, the Fourth Supplemental Indenture, dated as of July 1, 2020 (the “Fourth Supplemental Indenture”), relating to the Funded Debt Exchange Bonds, and the Fifth Supplemental Indenture, dated as of July 1, 2020 (the “Fifth Supplemental Indenture”), relating to the Credit Agreement Collateral Bonds (as defined below) (the Base Mortgage Indenture, as so amended and supplemented, the “Mortgage Indenture”).
The New Mortgage Bonds are secured by a first lien, subject to permitted liens, on substantially all of the Utility’s real property and certain tangible property related to its facilities. The New Mortgage Bonds are the Utility’s senior obligations and rank equally in right of payment with the Utility’s other existing or future first mortgage bonds issued under the Mortgage Indenture.
The Mortgage Indenture contains covenants that limit the Utility’s ability to, among other things, create liens on mortgaged property, withdraw cash held by the Mortgage Trustee and merge with or consolidate with another person, or convey, otherwise transfer or lease all or substantially all of its mortgaged property.
The Utility may redeem each series of New Mortgage prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a specified period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.
The foregoing descriptions of the New Mortgage Bonds are qualified in their entirety by reference to the full text of the Mortgage Indenture, which was filed as Exhibit 4.1 to the Debtors’ Current Report on Form
8-K
filed on June 19, 2020, to the Third Supplemental Indenture (with respect to the New Short-Term Bonds and the New Long-Term Bonds), which is attached as Exhibit 4.
1
hereto, and to the Fourth Supplemental Indenture (with respect to the Funded Debt Exchange Bonds), which is attached as Exhibit 4.
2
hereto.
Reinstated Senior Notes
On the Effective Date, pursuant to the Plan, the Utility reinstated $9.575 billion aggregate principal amount of the following series of its pre-petition
senior unsecured notes on their contractual terms (the “Reinstated Senior Notes”):
•	$850 million aggregate principal amount of 3.95% Senior Notes due 2047;

•	$600 million aggregate principal amount of 4.00% Senior Notes due 2046;

•	$450 million aggregate principal amount of 4.25% Senior Notes due 2046;

•	$600 million aggregate principal amount of 4.30% Senior Notes due 2045;

•	$675 million aggregate principal amount of 4.75% Senior Notes due 2044;

•	$375 million aggregate principal amount of 4.60% Senior Notes due 2043;

•	$400 million aggregate principal amount of 4.45% Senior Notes due 2042;

•	$350 million aggregate principal amount of 3.75% Senior Notes due 2042;

•	$250 million aggregate principal amount of 4.50% Senior Notes due 2041;

•	$300 million aggregate principal amount of 4.65% Senior Notes due 2028;

•	$400 million aggregate principal amount of 3.30% Senior Notes due 2027;

•	$1.15 billion aggregate principal amount of 3.30% Senior Notes due 2027;

•	$600 million aggregate principal amount of 2.95% Senior Notes due 2026;

•	$600 million aggregate principal amount of 3.50% Senior Notes due 2025;

•	$450 million aggregate principal amount of 3.75% Senior Notes due 2024;

•	$350 million aggregate principal amount of 3.40% Senior Notes due 2024;

•	$300 million aggregate principal amount of 3.85% Senior Notes due 2023;

•	$500 million aggregate principal amount of 4.25% Senior Notes due 2023; and

•	$375 million aggregate principal amount of 3.25% Senior Notes due 2023.

On the Effective Date, each series of Reinstated Senior Notes was collateralized by the Utility’s delivery of a first mortgage bond in a corresponding principal amount (the “Senior Notes Collateral Bonds”) to the applicable trustee for the benefit of the holders of the Reinstated Senior Notes. As a result, the Reinstated Senior Notes are the Utility’s senior obligations and rank equally in right of payment with its other existing or future first mortgage bonds issued under the Mortgage Indenture.
In connection with the reinstatement and collateralization of the Reinstated Senior Notes, the Utility entered into (i) the Thirtieth Supplemental Indenture, dated as of July 1, 2020, to the Amended and Restated Indenture, dated as of April 22, 2005, between the Utility and BOKF, N.A., as trustee, (ii) the First Supplemental Indenture, dated as of July 1, 2020, to the Indenture, dated as of November 29, 2017, between the Utility and BOKF, N.A., as trustee, and (iii) the Second Supplemental Indenture, dated as of July 1, 2020, to the Indenture, dated as of August 6, 2018, between the Utility and BOKF, N.A., as trustee (together, the “Reinstated Notes Supplemental Indentures”). The Senior Notes Collateral Bonds were issued under the Second Supplemental Indenture to the Mortgage Indenture.
The Utility may redeem each series of Reinstated Senior Notes prior to maturity, in whole or in part, at a “make-whole” redemption price set forth in the applicable supplemental indenture, except that during a period prior to maturity specified in the applicable supplemental indenture, the Utility may redeem each series of Reinstated Senior Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the redemption date.
The foregoing description of the Reinstated Senior Notes is qualified in its entirety by reference to the full text of (i) the relevant unsecured indentures and supplemental indentures that established the terms of the Reinstated Senior Notes, which have been filed as exhibits to the Debtors’ filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, (ii) the Reinstated Notes Supplemental Indentures, which are attached as Exhibits 4.3, 4.4 and 4.5 hereto and (iii) the Second Supplemental Indenture, which is attached as Exhibit 4.6 hereto.

Utility Revolving Credit Agreement and Term Loan Credit Agreement
On the Effective Date, the Utility entered into a $3.5 billion revolving credit agreement (the “Utility Revolving Credit Agreement”) with JPMorgan Chase Bank, N.A. and Citibank, N.A. as co-administrative
agents and Citibank, N.A., as the designated agent. The Utility Revolving Credit Agreement has a maturity date three years after its effective date, subject to two one-year
extensions at the option of the Utility.
Borrowings under the Utility Revolving Credit Agreement will bear interest based on the Utility’s election of either (1) LIBOR plus an applicable margin of 1.375% to 2.50% based on the Utility’s credit rating or (2) the base rate plus an applicable margin of 0.375% to 1.50% based on the Utility’s credit rating. In addition to interest on outstanding principal under the Utility Revolving Credit Agreement, the Utility is required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder, ranging from 0.25% to 0.50% per annum depending on the Utility’s credit rating. The Utility Revolving Credit Agreement has a letter of credit sublimit in an amount of approximately $1.25 billion. The Utility may also pay customary letter of credit fees based on letters of credit issued under the Utility Revolving Credit Agreement.
The Utility’s obligations under the Utility Revolving Credit Agreement are secured by the issuance of a first mortgage bond, issued pursuant to the Fifth Supplemental Indenture to the Mortgage Indenture, secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and which will rank pari passu
with the Utility’s other first mortgage bonds.
The Utility Revolving Credit Agreement includes usual and customary provisions for revolving credit agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) indebtedness, (3) sale and leaseback transactions, and (4) other fundamental changes. In addition, the Utility Revolving Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of at most 65% as of the end of each fiscal quarter.
In the event of a default by the Utility under the Utility Revolving Credit Agreement, including cross-defaults relating to specified other debt of the Utility or any of its significant subsidiaries in excess of $200 million, the designated agent may, with the consent of the required lenders (or upon the request of the required lenders, shall), declare the amounts outstanding under the Utility Revolving Credit Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Utility Revolving Credit Agreement become payable immediately.
The Utility may voluntarily repay outstanding loans under the Utility Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by the Utility will not reduce the commitments under the Utility Revolving Credit Agreement.
In addition, on the Effective Date, the Utility obtained a $3.0 billion secured term loan under a term loan credit agreement (the “Utility Term Loan Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, the other lenders from time to time party thereto. The facilities under the Utility Term Loan Credit Agreement consist of a $1.5 billion
364-day
term loan facility (the “Utility
364-Day
Term Loan Facility”) and a $1.5 billion
18-month
term loan facility (the “Utility
18-Month
Term Loan Facility”). The maturity date for the
364-Day
Term Loan Facility is 364 days after the effective date of the Utility Term Loan Credit Agreement and the maturity date for the
18-Month
Term Loan Facility is eighteen months after the effective date of the Utility Term Loan Credit Agreement.
Borrowings under the Utility Term Loan Credit Agreement will bear interest based on the Utility’s election of either (1) LIBOR plus an applicable margin of 2.00% with respect to the
364-Day
Term Loan Facility and 2.25% with respect to the
18-Month
Term Loan Facility, or (2) the base rate plus an applicable margin of 1.00% with respect to the
364-Day
Term Loan Facility and 1.25% with respect to the Utility
18-Month
Term Loan Facility.
The Utility’s obligations under the Utility Term Loan Credit Agreement are secured by the issuance of a first mortgage bond, issued pursuant to the Fifth Supplemental Indenture to the Mortgage Indenture, secured by a first lien on substantially all of the Utility’s real property and certain tangible personal property related to its facilities, subject to certain exceptions, and which will rank pari passu
with the Utility’s other first mortgage bonds.
The Utility Term Loan Credit Agreement includes usual and customary provisions for term loan agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) indebtedness, (3) sale and leaseback transactions, and (4) other fundamental changes. In addition, the Utility Term Loan Credit Agreement will require that the Utility maintain a ratio of total consolidated debt to consolidated capitalization of at most 65% as of the end of each fiscal quarter.

In the event of a default by the Utility under the Utility Term Loan Credit Agreement, including cross-defaults relating to specified other debt of the Utility or any of its significant subsidiaries in excess of $200 million, the administrative agent may, with the consent of the required lenders (or upon the request of the required lenders, shall), declare the amounts outstanding under the Utility Term Loan Credit Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Utility Term Loan Credit Agreement become payable immediately.
The Utility is required to prepay outstanding term loans under the Utility Term Loan Credit Agreement (with all outstanding term loans made under the Utility
364-Day
Term Loan Facility being paid first), subject to certain exceptions, with 100% of the net cash proceeds of certain securitization transactions. The Utility may voluntarily repay outstanding loans under the Utility Term Loan Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans.
The foregoing descriptions of the Utility Revolving Credit Agreement and the Utility Term Loan Credit Agreement are qualified in their entirety by reference to the full text of (i) the Utility Revolving Credit Agreement and the Utility Term Loan Credit Agreement, which are attached as Exhibit 10.3 and Exhibit 10.4, respectively, hereto and incorporated by reference herein and (ii) the Fifth Supplemental Indenture, which is attached as Exhibit 4.7 hereto and incorporated by reference herein.
The lenders under the Utility Revolving Credit Agreement and the Utility Term Loan Credit Agreement and/or their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Corporation and the Utility. Such lenders have received, and may in the future receive, customary compensation from the Corporation and the Utility for such services.
Corporation Revolving Credit Agreement
On the Effective Date, the Corporation entered into a $500 million revolving credit agreement (the “Corporation Revolving Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, and the lenders from time to time party thereto. The Corporation Revolving Credit Agreement has a maturity date three years after its effective date, subject to two one-year
extensions at the option of the Corporation.
Borrowings under the Corporation Revolving Credit Agreement will bear interest based on the Corporation’s election of either (1) LIBOR plus an applicable margin of 3.00% to 4.25% based on the Corporation’s credit rating or (2) the base rate plus an applicable margin of 2.00% to 3.25% based on the Corporation’s credit rating. In addition to interest on outstanding principal under the Corporation Revolving Credit Agreement, the Corporation is required to pay a commitment fee to the lenders in respect of the unutilized commitments thereunder, ranging from 0.50% to 0.75% per annum depending on the Corporation’s credit rating.
The Corporation’s obligations under the Corporation Revolving Credit Agreement are secured by a pledge of the Corporation’s ownership interest in 100% of the shares of common stock of the Utility.
The Corporation Revolving Credit Agreement includes usual and customary provisions for revolving credit agreements of this type, including covenants limiting, with certain exceptions, (1) liens, (2) indebtedness, (3) sale and leaseback transactions, (4) investments, (5) dispositions, (6) changes in the nature of business, (7) transactions with affiliates, (8) burdensome agreements, (9) restricted payments and (10) other fundamental changes. In addition, the Corporation Revolving Credit Agreement will require that the Corporation (1) maintain a ratio of total consolidated debt to consolidated capitalization of at most 70% as of the end of each fiscal quarter and (2) if revolving loans are outstanding as of the end of a fiscal quarter, a ratio of adjusted cash to fixed charges, as of the end of such fiscal quarter, of at least 150% prior to the date that the Corporation first declares a cash dividend on its common stock and at least 100% thereafter.
In the event of a default by the Corporation under the Corporation Revolving Credit Agreement, including cross-defaults relating to specified other debt of the Corporation or any of its significant subsidiaries in excess of $200 million, the administrative agent may, with the consent of the required lenders (or upon the request of the required lenders, shall), declare the amounts outstanding under the Corporation Revolving Credit Agreement, including all accrued interest, payable immediately. For events of default relating to insolvency, bankruptcy or receivership, the amounts outstanding under the Corporation Revolving Credit Agreement become payable immediately.
The Corporation may voluntarily repay outstanding loans under the Corporation Revolving Credit Agreement at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar rate loans. Any voluntary prepayments made by the Corporation will not reduce the commitments under the Corporation Revolving Credit Agreement.

The foregoing description of the Corporation Revolving Credit Agreement is qualified in its entirety by reference to the full text of the Corporation Revolving Credit Agreement, which is attached as Exhibit 10.5 hereto and incorporated by reference herein.
The lenders under the Corporation Revolving Credit Agreement and/or their affiliates have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Corporation and the Utility. Such lenders have received, and may in the future receive, customary compensation from the Corporation and the Utility for such services.
Item 1.02.	Termination of a Material Definitive Agreement.
Debtor-in-Possession
Credit Agreement
On the Effective Date, the Senior Secured Superpriority
Debtor-in-Possession
Credit, Guaranty and Security Agreement, dated as of February 1, 2019, among the Utility, the Corporation, JPMorgan Chase Bank, N.A., as administrative agent, Citibank, N.A., as collateral agent, and the lenders and issuing banks party thereto was paid in full and terminated.
Debt Instruments and Credit Agreements
On the Effective Date, by operation of the Plan, all outstanding obligations under the Short-Term Senior Notes, the Long-Term Senior Notes and the Funded Debt were cancelled and the applicable agreements governing such obligations were terminated.
On the Effective Date, the following credit agreements were paid in full by the Corporation and terminated:
•	the Second Amended and Restated Credit Agreement, dated as of April 27, 2015, among PG&E Corporation, as borrower, the several lenders party thereto and Bank of America, N.A., as administrative agent; and
•	$350 million of borrowings, plus interest, fees and other expenses arising under or in connection with the Term Loan Agreement, dated as of April 16, 2018, among PG&E Corporation, as borrower, the several lenders party thereto and Mizuho Bank Ltd., as administrative agent.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 under the headings “New Utility Debt,” “Reinstated Senior Notes,” “Utility Revolving Credit Agreement and Term Loan Credit Agreement” and “Corporation Revolving Credit Agreement” is hereby incorporated into this Item 2.03 by reference.
Item 3.02.	Unregistered Sales of Equity Securities.
Issuance to the Fire Victim Trust Pursuant to the Plan
On the Effective Date, pursuant to the Plan, the Utility entered into an assignment agreement with the Fire Victim Trust, pursuant to which the Utility agreed to transfer to the Fire Victim Trust on the Effective Date 476,995,175 shares (such shares, the “Fire Victim Trust Shares”) of common stock of the Corporation, no par value (the “Common Stock”). The transfer of shares of Common Stock to the Fire Victim Trust was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, as approved by the Bankruptcy Court in the Order dated June 16, 2020 [Docket No. 7972].
If, as of the later of (i) the first business day following July 25, 2020 and (ii) the last Mandatory Redemption Settlement Date (as defined in each of the prepaid forward stock purchase agreements between the Corporation and certain investors) (such later date, the “Settlement Date”), the Corporation has issued any additional equity units to the underwriters of the Equity Units Offering (the “Option Securities”), the Debtors will issue an additional number of shares of Common Stock to the Fire Victim Trust such that the Fire Victim Trust would own 22.19% of Common Stock based on the number of fully diluted shares of the Corporation (using the treasury stock method) that would have been outstanding as of the Effective Date assuming all the equity transactions specified in the Plan were consummated on the Effective Date and all the Option Securities issued by the Settlement Date were issued on the Effective Date, subject to a cap of 748,415 additional shares.
Issuance to Certain Investors Pursuant to the Investment Agreement
As previously disclosed, on June 7, 2020, the Corporation entered into an investment agreement (the “Investment Agreement”) with certain investors (the “Investors”) relating to the issuance and sale to the Investors of an aggregate of $3.25 billion of Common Stock. On the Effective Date, pursuant to the terms of the Investment Agreement, the Corporation issued to the Investors 342,105,261 shares of Common Stock. This issuance and sale was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.

Issuance to the Backstop Parties Pursuant to the Backstop Commitment Letters
As previously disclosed, the Corporation agreed to issue shares of Common Stock to certain investors (the “Backstop Parties”) as commitment premiums pursuant to Amended and Restated Chapter 11 Plan Backstop Commitment Letters and prepaid forward contracts.
On the Effective Date, the Corporation issued to the Backstop Parties 169,000,016 shares of Common Stock. This issuance and sale was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code, as approved by the Bankruptcy Court in the Order dated June 16, 2020 [Docket No. 7972].
Contribution to the Utility Pursuant to the Plan
On the Effective Date, the Corporation made an equity contribution of $12.9 billion in cash, along with the Fire Victim Trust Shares, to the Utility, which used the funds to satisfy and discharge certain liabilities of the Debtors under the Plan and transferred the Fire Victim Trust Shares to the Fire Victim Trust as described above. The Corporation’s cash equity contribution was funded by proceeds from the financing transactions described herein. This equity issuance to the Corporation by the Utility was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act.
Item 3.03.	Material Modifications to Rights of Security Holders.
The information set forth above in Item 1.01 under the heading “Reinstated Senior Notes” is hereby incorporated into this Item 3.03 by reference.
On the Effective Date, the Corporation entered into the Pledge Agreement, dated as of July 1, 2020 (the “Pledge Agreement”), among the Corporation, JPMorgan Chase Bank, N.A., as collateral agent, revolving administrative agent and term administrative agent, The Bank of New York Mellon Trust Company, N.A. and the secured representatives party thereto from time to time. Pursuant to the Pledge Agreement, the Corporation pledged its ownership interest in 100% of the shares of common stock of the Utility, in order to secure its obligations under (i) the Corporation Revolving Credit Agreement, (ii) the $2.75 billion Term Loan Credit Agreement, dated as of June 23, 2020, among the Corporation, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto (the “Corporation Term Loan Credit Agreement”) and (iii) the Corporation’s $1,000,000,000 aggregate principal amount of 5.00% Senior Secured Notes due July 1, 2028 and $1,000,000,000 aggregate principal amount of 5.250% Senior Secured Notes due July 1, 2030.
The foregoing description of the Pledge Agreement is qualified in its entirety by reference to the full text of the Pledge Agreement, which is attached as Exhibit 4.8 hereto and incorporated by reference herein.
Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure and Appointment of Directors
As previously disclosed in Item 5.02 of the Debtors’ Current Report on Form
8-K
filed on June 24, 2020, in connection with the implementation of the Plan, the Debtors announced that certain members of the board of directors for each of the Debtors would cease to serve on the board of directors for each of the Debtors and new directors would be appointed.
On the Effective Date, Richard R. Barrera, Nora Mead Brownell, Fred J. Fowler, Michael J. Leffell, Meridee A. Moore, Eric D. Mullins, Kristine M. Schmidt, Alejandro D. Wolff and William D. Johnson ceased to serve on the board of directors for each of the Debtors. Also on the Effective Date, Rajat Bahri, Kerry W. Cooper, Jessica L. Denecour, Mark E. Ferguson III, Robert C. Flexon, William Craig Fugate, Arno L. Harris, Michael R. Niggli, Jr., Dean L. Seavers, Oluwadara J. Treser and Benjamin F. Wilson were appointed to the board of the Corporation and Rajat Bahri, Kerry W. Cooper, Mark E. Ferguson III, William Craig Fugate, Arno L. Harris, Dean L. Seavers, Oluwadara J. Treseder and Benjamin F. Wilson were appointed to the board of the Utility.
Jessica L. Denecour, Robert C. Flexon and Michael R. Niggli, Jr. serve on the boards of directors of other entities that are utilities or that do business with the Utility. In order to serve on the board of the Utility, the Federal Energy Regulatory Commission (“FERC”) must grant a waiver of section 305 of the Federal Power Act, which, among other things, prohibits persons from concurrently holding positions as director of two or more public utilities or from concurrently holding the positions of director of a public utility and a company supplying electrical equipment to such public utility, unless authorized by FERC. These three individuals have filed with FERC a request for waivers to allow them to sit on the board of the Utility (collectively, “Waiver Application”), as well as a motion for expedited consideration of the Waiver Application. Jessica Denecour, Robert Flexon and Michael Niggli will not be seated on the board of the Utility pending resolution of the matters that are the subject of the Waiver Application.
On June 30, 2020, Dominique Mielle resigned from the boards of directors of the Debtors. On June 30, 2020, the Debtors reached an agreement with representatives of the Governor of the State of California to appoint Filsinger Energy Partners, a consulting firm, as an operational observer until September 30, 2020. Ms. Mielle resigned in connection with the previously disclosed board transition and the implementation of the Plan, as well as a disagreement with the Debtors over whether to enter into such agreement related to the operational observer. Ms. Mielle served as Chair of the Audit Committee of the boards of directors of the Debtors. A copy of the written correspondence from Ms. Mielle concerning the circumstances surrounding her resignation is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 8.01.	Other Events.
Equity Offerings
As previously disclosed, on June 25, 2020, the Corporation priced a public offering of 423,372,629 shares of Common Stock (the “Shares”) at a public offering price of $9.50 per share (the “Common Stock Offering”). In addition, on June 25, 2020, the Corporation priced a public offering of 14,545,455 equity units (the “Equity Units”), with each Equity Unit having a stated amount of $100.00 (the “Equity Units Offering” and, together with the Common Stock Offering, the “Equity Offerings”). Each Equity Unit offered is comprised of (i) a prepaid forward stock purchase contract (each, a “Purchase Contract”) of the Corporation and (ii) a 1/48,000th undivided beneficial ownership interest in specified zero-coupon
U.S. treasury securities (the “Treasury Strips”) maturing on a quarterly basis from, and including, August 15, 2020 through, and including, August 15, 2023 (each, a “Treasury Strip Component”).
The Common Stock Offering and the Equity Units Offering closed on July 1, 2020, and the Corporation issued and sold a total of 423,372,629 shares of its common stock and 14,545,455 Equity Units. The offering and sale of the Shares and Equity Units were made pursuant to the Corporation’s Registration Statement on Form
S-3
(File No.
 333-236629-01).
Equity Units
The Corporation issued the Equity Units and Purchase Contracts under the Purchase Contract and Unit Agreement dated as of July 1, 2020 (the “Purchase Contract Agreement”), between the Corporation and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “Purchase Contract Agent”), and as attorney-in-fact
for holders of Purchase Contracts. On any business day during the period beginning on, and including, the business day immediately following July 1, 2020 to, but excluding, the second scheduled trading day immediately preceding August 16, 2023, a holder of 48,000 Equity Units (or any integral multiple thereof) will have the right to withdraw the Treasury Strips evidenced by such Equity Units and hold the underlying Purchase Contracts separately rather than in the form of Equity Units (any such purchase contract, a “Separate Purchase Contract”).
The foregoing description of the Equity Units and the following descriptions the Purchase Contracts and the Treasury Strips are summaries and are not meant to be complete descriptions of the Equity Units, the Purchase Contracts and the Treasury Strips. Each summary is qualified in its entirety by the Purchase Contract Agreement (including the forms of Equity Unit and Purchase Contract) and the Custodial Agreement (as defined below), as applicable, which are filed as Exhibits 4.9, 4.10, 4.11 and 4.12, respectively, to this Current Report on Form
8-K
and are incorporated herein by reference.
Purchase Contracts
Unless settled early at the holder option, for each Purchase Contract the Corporation will deliver to holders on August 16, 2023 a number of shares of its Common Stock. The number of shares of common stock issuable upon settlement of each Purchase Contract will be determined as follows:
•	if the Applicable Market Value (as defined below) of the common stock is greater than the threshold appreciation price (approximately $11.6375), then the holder will receive 8.5929 shares of common stock for each Purchase Contract (the “Minimum Settlement Rate”);
•	if the Applicable Market Value of the common stock is greater than or equal to the reference price (approximately $9.5000) but less than or equal to the threshold appreciation price, then the holder will receive a number of shares of common stock for each Purchase Contract equal to the Equity Unit stated amount of $100, divided by the Applicable Market Value; and

•	if the Applicable Market Value of the common stock is less than the reference price, then the holder will receive 10.5263 shares of common stock for each Purchase Contract (the “Maximum Settlement Rate”).
The “Applicable Market Value” means the arithmetic average of the VWAPs (as defined in the Purchase Contract Agreement) per share of the Corporation’s common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding August 16, 2023. The Minimum Settlement Rate and the Maximum Settlement Rate are each subject to adjustment as set forth in the Purchase Contract Agreement.
At any time prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding August 16, 2023, a holder of 48,000 Equity Units (or any integral multiple thereof) or a holder of one or more Separate Purchase Contracts, may elect to settle such Equity Units or Separate Purchase Contracts early and receive a number of shares of common stock per Purchase Contract equal to the Minimum Settlement Rate.
In addition, at any time prior to the second scheduled trading day immediately preceding August 16, 2023, if a “Fundamental Change” (as defined in the Purchase Contract Agreement) occurs, a holder of 48,000 Equity Units (or any integral multiple thereof) or a holder of one or more Separate Purchase Contracts, may elect to settle such Equity Units or Separate Purchase Contracts early and receive a number of shares of common stock per Purchase Contract equal to the “Fundamental Change Early Settlement Rate” as defined in, and in accordance with, the Purchase Contract Agreement. In either case, upon early settlement at a holder’s election of a Purchase Contracts held as components of Equity Units, the Custodian (as defined below) will deliver the Treasury Strips evidenced by those Equity Units on the second business day following the applicable early settlement date.
Treasury Strips
The Treasury Strips underlying the Equity Units will be held by The Bank of New York Mellon Trust Company, N.A., as agent for the holders of Equity Units (the “Custodian”), and will be subject to the terms of the Custodial Agreement dated as of July 1, 2020 (the “Custodial Agreement”), between the Custodian and Purchase Contract Agent. The Custodian will, upon instructions from the Purchase Contract Agent, forward to each holder of Equity Units the amount it receives from the U.S. government in respect of each Treasury Strip underlying the Equity Units owned by such holder on the business day immediately following the date such Treasury Strip matures on February 15, May 15, August 15 and November 15 of each year, with such payments commencing on, and including, August 17, 2020, and ending on, and including, August 16, 2023. The Corporation expects that the amount payable per Equity Unit per full quarter as described in the immediately preceding sentence will be equal to $1.3750, which represents an annual rate of return on the stated amount per Equity Unit of 5.50%. The Corporation expects that the amount payable per Equity Unit on August 17, 2020 will be equal to $0.6875.
The Corporation will have no obligation, responsibility or liability with respect to the purchase of Treasury Strips and their delivery into the custody of the Custodian, the performance or non-performance
of the duties of the Custodian or any payment of the Treasury Strips Components.
Release of Debt Proceeds from Escrow
As previously disclosed in Item 8.01 of the Debtors’ Current Report on Form
8-K
filed on June 19, 2020, on such date the Utility completed the sale of $8,925,000,000 aggregate principal amount of first mortgage bonds in a registered offering. As previously disclosed in Item 8.01 of the Debtors’ Current Report on Form
8-K
filed on June 23, 2020, on such date (i) the Corporation completed the sale of $2,000,000,000 aggregate principal amount of senior secured notes in a registered offering and (ii) the Corporation obtained a $2.75 billion secured term loan under the Corporation Term Loan Credit Agreement. The proceeds of these transactions (along with certain other funds provided by the Corporation and the Utility) were deposited into separate escrow accounts pursuant to separate escrow agreements. On the Effective Date, the Corporation and the Utility submitted release requests to the escrow agent, certifying that the escrow release provisions had occurred, and the proceeds and other amounts held in the escrow accounts were released to the Corporation and the Utility.
Funding of the Public Entities Segregated Defense Fund
On the Effective Date, the Debtors funded the Public Entities Segregated Defense Fund in accordance with the terms of the Public Entities Plan Support Agreements, as previously disclosed in Item 1.01 of the Debtors’ Current Report on Form
8-K
filed June 19, 2020 and also made a payment of $1.0 billion in cash to the public entities who are party to the Public Entities Plan Support Agreements.

Funding of Subrogation Wildfire Trust
On the Effective Date, the Debtors funded $100 million to the Subrogation Wildfire Trust and placed $10.895 million in a segregated escrow account established and owned by the Subrogation Wildfire Trust for the benefit of holders of Subrogation Wildfire Claims.
Contribution to
Go-Forward
Wildfire Fund
On the Effective Date, the Debtors contributed, in accordance with AB 1054, an initial contribution of approximately $4.8 billion and first annual contribution of approximately $193 million to the
Go-Forward
Wildfire Fund to secure participation of the Reorganized Debtors therein.
Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1
Third Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the New Short-Term Bonds and the New Long-Term Bonds)

4.2
Fourth Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the Funded Debt Exchange Bonds)

4.3
Thirtieth Supplemental Indenture, dated as of July 1, 2020, to the Amended and Restated Indenture, dated as of April 22, 2005, between Pacific Gas and Electric Company and BOKF, N.A., as trustee (including forms of certain series of Reinstated Senior Notes)

4.4
First Supplemental Indenture, dated as of July 1, 2020, to the Indenture, dated as of November 29, 2017, between Pacific Gas and Electric Company and BOKF, N.A., as trustee (including forms of certain series of Reinstated Senior Notes)

4.5
Second Supplemental Indenture, dated as of July 1, 2020, to the Indenture, dated as of August 6, 2018, between Pacific Gas and Electric Company and BOKF, N.A., as trustee (including forms of certain series of Reinstated Senior Notes)

4.6
Second Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the Senior Notes Collateral Bonds)

4.7
Fifth Supplemental Indenture, dated as of July 1, 2020, to the Indenture of Mortgage, between Pacific Gas and Electric Company and The Bank of New York Mellon Trust Company, N.A., as trustee (including forms of the Credit Agreement Collateral Bonds)

4.8
Pledge Agreement, dated as of July 1, 2020, among PG&E Corporation, JPMorgan Chase Bank, N.A., as collateral agent, revolving administrative agent and term administrative agent, The Bank of New York Mellon Trust Company, N.A., and the secured representatives party thereto from time to time

4.9
Purchase Contract and Unit Agreement, dated July 1, 2020, between the Corporation and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and attorney-in-fact for the holders from time to time as provided therein

4.10	Form of Equity Unit (included in Exhibit 4.9)

4.11	Form of Purchase Contract (included in Exhibit 4.9)

4.12	Custodial Agreement, dated July 1, 2020, between The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and The Bank of New York Mellon Trust Company, N.A., as custodian

5.1	Opinion of Hunton Andrews Kurth LLP

5.2	Opinion of Hunton Andrews Kurth LLP

5.3	Opinion of Cravath, Swaine & Moore LLP

10.1	Tax Benefits Payment Agreement between the Corporation and the Fire Victim Trust, dated July 1, 2020

10.2	Registration Rights Agreement between the Fire Victim Trust and the Corporation, dated July 1, 2020

10.3
Credit Agreement, dated as of July 1, 2020, among Pacific Gas and Electric Company, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A. and Citibank, N.A., as co-administrative agents, and Citibank, N.A., as designated agent.

10.4
Term Loan Credit Agreement, dated as of July 1, 2020, among Pacific Gas and Electric Company, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.5
Credit Agreement, dated as of July 1, 2020, among PG&E Corporation, the several lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent.

23.1	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.1)

23.2	Consent of Hunton Andrews Kurth LLP (included in Exhibit 5.2)

23.3	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.3)

99.1	Written correspondence from Dominique Mielle concerning her resignation

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
Forward-Looking Statements
This Current Report on Form
8-K
includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of the Corporation and the Utility, including but not limited to the Plan and related financings and agreements. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in the Corporation and the Utility’s Annual Report on Form
10-K
for the year ended December 31, 2019, their Quarterly Report on Form
10-Q
for the quarter ended March 31, 2020 and their subsequent reports filed with the Securities and Exchange Commission. The Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

Date: July 2, 2020	By:	/s/ JASON P. WELLS
	Name:	Jason P. Wells
	Title:	Executive Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Date: July 2, 2020	By:	/s/ JANET C. LODUCA
	Name:	Janet C. Loduca
	Title:	Senior Vice President and General Counsel